                                                                   EXHIBIT 23(a)


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Chicago Title Corporation:

We consent to the use of our reports dated February 5, 1999, included herein or incorporated herein by reference, on the consolidated financial statements and financial statement schedules of Chicago Title Corporation and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG LLP

Chicago, Illinois
May 28, 1999